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                                                                    Exhibit 99.a


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       ONEOK FINANCIAL NEWS
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ONEOK, INC.                                 CONTACT: WELDON WATSON, 918/588-7158
P. O. BOX 871
TULSA, OK 74102-0871                        FOR IMMEDIATE RELEASE, JULY 27, 1999


                   ONEOK TO BUILD ELECTRIC GENERATING FACILITY
                                   IN OKLAHOMA

         Tulsa, Oklahoma - ONEOK, Inc., (NYSE:OKE) has announced plans to move into the electric generation and power marketing businesses. The company has signed a contract with General Electric to purchase four natural gas turbine generators with a capacity of 300 megawatts of electric power. A generation facility encompassing the four units will be constructed and in service by June 1, 2001.

         David Kyle, president and chief operating officer of ONEOK, said, "Our focus will be to serve the electric peaking needs with natural gas-fired generation during those times when consumption is at maximum levels.

         "Owning natural gas-fired power generation is a natural extension of our core business and provides the opportunity to expand our growing power marketing business. We have successfully moved into natural gas marketing in the last few years and realize that larger customers are focusing on total energy needs and not just a single energy source. This is just another opportunity emerging from the deregulation of energy markets."

         Bill DeWare, vice president of ONEOK Power Marketing, said, "Electric deregulation is opening the door of opportunity. Power shortages in the eastern part of the United States just last week certainly indicate the growing need for more electric generation. We know there is a need right now for more peaking capacity in the region served by the Southwest Power Pool and we want to move quickly to establish ourselves and help meet that need.

         "We have already executed a 15-year letter of intent with the Oklahoma Municipal Power Authority to purchase approximately 25 percent of our total generating capacity starting in mid- 2001."

         The estimated cost of the four gas turbine generators is $70 million. The new generating facility will be built near ONEOK's West Edmond natural gas storage located in Logan County, Oklahoma. This location will give the new gas-fired units access to ONEOK's natural gas storage and firm electric transmission service.


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         The simple cycle gas-fired turbines are the lowest cost thermal generation units in the marketplace today. These are clean burning, gas-fired units using the best available technology to exceed air emission standards. This generation will make ONEOK a very competitive supplier of peaking power especially when compared with larger base-load combined-cycle units that have been recently announced in Oklahoma.

         "This is a wrap-around strategy. We plan to wrap around our existing natural gas assets and personnel and operate at the same address, using our natural gas molecule to produce electricity. This is just another example of ONEOK's strategy to extract value from the energy commodity chain," DeWare said.

         ONEOK has over 90 years' experience as a natural gas utility. It is a fully integrated company that has the ability to take natural gas from the wellhead all the way to the customers' burner tip. It is a major natural gas distributor with over 1.4 million customers in Kansas and Oklahoma. The company owns approximately 280 billion cubic feet of proved natural gas reserves. It also owns natural gas assets in gathering, processing, transmission and storage facilities.

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STATEMENTS CONTAINED IN THIS RELEASE THAT INCLUDE COMPANY EXPECTATIONS OR
PREDICTIONS AS TO THE ACCRETIVE NATURE OF THE TRANSACTION AND ITS EXPECTED CONSUMMATION ARE FORWARD-LOOKING STATEMENTS INTENDED TO BE COVERED BY THE SAFE HARBOR PROVISIONS OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934. IT IS IMPORTANT TO NOTE THAT THE ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. AMONG THE IMPORTANT FACTORS THAT COULD AFFECT ACTUAL RESULTS ARE THE TIMING AND TERMS OF REGULATORY APPROVALS AND OPERATING RESULTS OF ONEOK AND SOUTHWEST GAS. MORE INFORMATION ABOUT THE ONEOK AND SOUTHWEST GAS TRANSACTION CAN BE FOUND UNDER COMPANY NEWS ON THE ONEOK WEB SITE AT WWW.ONEOK.COM. SERVICE AREA MAPS AND LOGOS ARE AVAILABLE UNDER MEDIA KIT.